EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585 WILLIAM.ADLER@RD.COM
Investor Relations: Richard Clark, (914) 244-5425 RICHARD.CLARK@RD.COM



                READER'S DIGEST COMPLETES RECAPITALIZATION TO
                          ONE SHARE-ONE VOTE STRUCTURE

      PLEASANTVILLE, N.Y., December 13, 2002--The Reader's Digest Association, Inc. (NYSE: RDA, RDB) today announced the completion of a series of actions that have resulted in all shares of the company's Class B Voting Common Stock and Class A Nonvoting Common Stock being recapitalized into a single class of voting Common Stock with one vote per share. The recapitalization was approved by shareholder vote at a special meeting of company shareholders held earlier today.

      Under the terms of the October 15, 2002 recapitalization agreement among the company and the DeWitt Wallace-Reader's Digest Fund and the Lila Wallace-Reader's Digest Fund (the "Funds"):
      (1) the company repurchased 4,597,701 shares of the Class B stock held by the Funds for $100 million, at a price of $21.75 per share;
      (2) each share of Class A stock became one share of new Common Stock having one vote per share;
      (3) all remaining shares of Class B stock were exchanged for new Common Stock at a ratio of 1.22 shares of new Common Stock for each share of Class B stock; and
      (4) the company's charter was amended to, among other things, classify the company's board of directors into three classes and eliminate the ability of shareholders to act by written consent without a meeting.



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      As a result of the recapitalization, the Funds' voting power has been reduced from 50 percent to approximately 13 percent, and, excluding the Funds, the former Class A Nonvoting shareholders, who previously had no vote, now have approximately 74 percent of the vote in aggregate. The repurchase of shares from the Funds in connection with the recapitalization was funded through the financing arrangements that the company entered into on May 20, 2002.

      The new voting Common Stock will be traded on the New York Stock Exchange under the ticker symbol "RDA."

      Certificates representing shares of Class A stock will continue to represent the same number of shares of new Common Stock. Holders of Class B stock will soon be sent information and instructions for surrendering their certificates representing Class B stock for replacement certificates representing the shares of new Common Stock for which the Class B shares have been exchanged.

      "We believe the recapitalization completed today is in the best interest of the public shareholders and the company," said William J. White, Chairman of the Special Committee of the company's Board of Directors that represented the company in negotiations with the Funds. "Reader's Digest will have a more conventional governance structure, along the lines of most corporations. All shares will have equal rights in the election of the company's directors and all shareholders will have the ability to vote consistent with their equity interest in the company. We are delighted to have completed this transaction, which we believe has substantial benefits for the former public Class A and Class B shareholders alike."

      The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and cultures around the world. Revenues were $2.4 billion for the fiscal year ended June 30, 2002. Products include Reader's Digest magazine, the most widely read magazine in the world,



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published in 19 languages, 48 editions and more than 60 countries. Global headquarters are located at Pleasantville, New York. For information, visit WWW.RD.COM.

This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

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